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                                                                EXHIBIT 99.1

                                                           [FORBES 2002 LOGO]

O'CHARLEY'S INC.

NEWS RELEASE

CONTACT: A. Chad Fitzhugh
         Chief Financial Officer
         (615) 782-8818

                 O'CHARLEY'S REVISES OUTLOOK FOR SECOND QUARTER

NASHVILLE, Tenn. (July 15, 2003) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today announced it has revised its outlook for the second quarter ended July 13, 2003. The Company will report full results for the second quarter and its revised outlook for the second half of fiscal 2003 on August 8, 2003.

         The Company reported that same store sales at O'Charley's declined by 2.6% for the second quarter, and its Ninety Nine Restaurant & Pub concept reported a same store sales increase of 0.9%. Same store sales for Stoney River Legendary Steaks were up 0.1% when compared with the prior-year period. As a result, the Company expects to report earnings in the range of $0.26 to $0.28 per diluted share for the second quarter.

         Commenting on the announcement, Gregory L. Burns, chairman and chief executive officer of O'Charley's Inc. stated, "While internal operating statistics remain strong, it is clear that the sales performance at our O'Charley's concept does not match these measures. We are determined to deliver results consistent with our long-term track record and long-term goals. We have always believed the key to improved sales is to excel at the basics of operations and to demonstrate a strong price/value relationship to our customers. We have already undertaken a number of marketing initiatives at the O'Charley's concept that we believe will clarify the value we provide to our customers. We will also be implementing a number of sales and operating initiatives at the O'Charley's concept over the next several weeks intended to enhance our service levels and product offerings. Integration of the Ninety Nine concept is progressing well, and we believe we have the opportunity to realize additional synergies as we continue to implement best practices among our concepts. We will be prepared to discuss many of these initiatives in more detail during our second quarter conference call on August 8, 2003."

         O'Charley's Inc. operates 199 O'Charley's restaurants in 16 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood, chicken that is always fresh and never frozen, homemade yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub in 82 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high quality food and attentive customer service typical of high-end steakhouses at more moderate prices.



                                     -MORE-

             3038 Sidco Drive - Nashville, TN 37204 - (615) 256-8500


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CHUX Revises Outlook for Second Quarter
Page 2
July 15, 2003



         Certain statements contained herein, including, but not limited to, statements containing the words "believe," "anticipate," "expect," "will," "may," "might," "should," "likely," "assumes," "estimate," "intend," "appear" and words of similar import, and statements regarding our estimated financial performance, business strategy and plans constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations and may be affected by certain risks and uncertainties, including, but not limited to, completion of the compilation and review of the Company's results of operations for the second quarter of 2003, the Company's ability to successfully integrate the Ninety Nine Restaurant & Pub acquisition, changes in consumer tastes or dining patterns, the adverse effect that any war, terrorist acts or other hostilities, adverse weather, adverse general economic conditions and changes in food, utility and other commodity costs may have on our results of operations and the other risks described in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 29, 2002, under the caption "Forward-looking Statements/Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives and plans will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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